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                                EMPLOYMENT AGREEMENT

     This employment agreement (the "Agreement"), dated as of August 29, 1997 made by and between American Family Holdings, Inc., a Delaware corporation, having its principal offices at 4220 Von Karman, Suite 110, Newport Beach, California 92660 (the "Company"), and L.C. "Bob" Albertson, Jr. (the "Employee").

     In consideration of the mutual promises and agreements set forth herein, the parties agree as follows:

     1. EMPLOYMENT. The Company will employ Employee, and Employee will serve, as Executive Vice President of the Company pursuant to this Agreement. Employee will report to the President and Chief Executive Officer of the Company, and will, subject to his election or appointment as such, serve as a member of the Board of Directors and any committee of the Board of Directors.
In addition, the Company will cause Employee to be elected President and Chief Executive Officer, as well as a director, of American Family Communities, Inc., a to-be-formed, wholly-owned subsidiary of the Company ("AFC") and the following to-be-formed companies which will be wholly-owned subsidiaries of AFC: Delta Greens Homes, Inc., Yosemite Woods Family Resort, Inc., Oceanside Homes, Inc., and Mori Point Destinations, Inc. Subject to availability, the Company will cause such subsidiaries to transfer to the Company such funds as may be necessary for the Company to honor its obligations under this Agreement.

     2. TERM OF EMPLOYMENT. The term of employment under this Agreement will commence on the Effective Date of the Acquisition described in the Company's registration statement to be filed on Form S-4 or SB-2 with the Securities and Exchange Commission in the foreseeable future, and continue through December 31, 2000 (the "Initial Term"), provided that the Agreement shall automatically be extended for one year at the end of 2000 and each year thereafter (the "Extended Term") unless the Agreement is earlier terminated pursuant to its terms or the Company provides Employee with a written notice not less than 90 days before the end of a calendar year of its election not to have the automatic extension provisions of this Agreement apply as specified in said notice.

     3.   COMPENSATION AND OTHER BENEFITS.

          3.1 BASE SALARY. As compensation for his employment under this Agreement, commencing as of the Effective Date of the Acquisition, the Company will pay to Employee a signing bonus of $25,000 and a base salary of $200,000 per year ("Initial Base Salary") which, commencing January 1, 1999, shall increase by $25,000 per year during the Initial Term ("Increased Base Salary"). Subject to normal withholding, any base salary will be payable twice monthly in as equal installments as possible. It is understood that the Company may, at the discretion of its Board of Directors, increase any such base salary. Any Increased Base Salary payable during any year of an Extended Term shall be increased, but not decreased, to reflect the percentage change increase in the Consumer Price Index ("C.P.I.") applicable to Orange County

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that occurred in the year last past unless the Board's increase for the next year, in its discretion, is in excess of the applicable C.P.I. increase for such upcoming year. If the C.P.I. is discontinued or revised, the government index replacing the C.P.I. shall be used for such calculations.

          3.2 BONUS COMPENSATION. Employee shall be eligible for performance bonus compensation equal to two percent ("Two Percent Performance Bonus") of the "Company's Performance Base Income," as defined herein. The "Company's Performance Base Income," as that term is used herein, shall be equal to the Company's annual federal corporate taxable income as determined under the Internal Revenue Code of 1986, as amended, as expressly modified herein and as expressly adjusted in this Section for items not otherwise required to be included in the Company's consolidated income for federal corporate income tax purposes. The computation of the Company's federal corporate taxable income shall not include a deduction for state corporate income or franchise taxes, net operating loss carryovers (forward or back) and depreciation in excess of income on real properties held for rental. In addition, the computation of the Company's federal corporate taxable income for purposes of the Two Percent Performance Bonus shall substitute the tax basis of any real property contributed to the Company at the Effective Date of Acquisition to reflect its then existing fair market value, which shall be defined as the appraised value of each property utilized as the basis to calculate its Exchange Value as determined in the registration statement of the Company to be filed with the Securities and Exchange Commission. The Company's federal corporate taxable income will be computed on a consolidated basis. The Company's Performance Base Income, to the extent not required to be consolidated for federal corporate income tax purposes or not otherwise includable in the Company's federal corporate taxable income shall nevertheless include the income of any subsidiary, partnership or entity to the extent of the Company's percentage ownership in such entity, regardless of the number of tiers of entities that may be involved and regardless of whether currently distributable or distributed. Such bonus will be paid on or before the 90th day after the end of the Company's applicable tax year ("Two Percent Performance Bonus Pay Date"). This bonus will be paid only when the Company has sufficient reserves to fully and timely pay all of its foreseeable operating debts as they become due. If the Company does not have such sufficient reserves, the Company may delay payment of the Two Percent Performance Bonus for two one-year periods; however, such amounts shall bear interest at ten percent per annum from April 1 of the year in which the payment was due until paid. Notwithstanding the foregoing to the contrary, the Two Percent Performance Bonus will become absolutely payable no later than two years after the Two Percent Performance Bonus Pay Date regardless of any other condition including, but not limited to, the sufficiency of the Company's working capital reserves. At the Board's discretion, should the Company achieve the Board-Approved Business Plan Objectives, as herein defined, the Company may grant Employee a separate but not additional bonus of up to 50% of Employee's then existing base salary ("Base Salary Performance Bonus") if amounts have either not been earned or are not to be paid as part of the Two Percent Performance for the then applicable year. Said bonus shall be paid on or before the 90th day after the end of the Company's applicable tax year.

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          3.3  OTHER BENEFITS.

               3.3.1 During the term of Employee's employment hereunder, Employee (and his dependents where applicable) will be entitled to participate and will be included in any employee benefit plans including but not limited to any group health and life insurance, pension, profit sharing, retirement, stock incentive or similar plans of the Company now existing or established hereafter. Employee will also be covered by the Company's directors and officers errors and omissions insurance. Employee's participation in any of such plans shall be on terms not less advantageous than those enjoyed by either of David G. Lasker or James N. Orth or if neither of them are no longer employed by the Company, the Company's highest ranking officer.

               3.3.2 During the term of Employee's employment hereunder, Employee will be authorized to incur and will be reimbursed by Company for all reasonable business-related expenses, travel expenses (as if the Company was headquartered in Orange County) and entertainment expenses incurred by Employee to promote the business of the Company. Club dues and expenses will be covered as agreed upon between Employee and the Company. In addition, the Company will pay for, or reimburse Employee for, all mandatory continuing education required to maintain professional licenses necessary to the Company's business, and the costs of membership in all professional associations reasonably applicable to the Company's business.

               3.3.3 During the term of Employee's employment hereunder, Employee will be entitled to 20 business days of vacation and ten business days for illness during each full contract year of employment, determined on a pro-rata basis for any partial contract year of employment during which time Employee is not partially or fully disabled, provided that such vacation will be arranged so that the Company may function at reasonable operating levels during such vacation periods. Any vacation and/or sick days taken in excess of that stated above in any calendar year shall require Board approval. Any vacation and/or sick days not taken shall accrue and carry over to the next contract year provided that, at the end of any calendar year in which this Agreement is in effect, Employee may not have accrued any unused vacation days aggregating in excess of 30 days. Any unused sick days may accrue without limitation. Any such days not used upon termination shall be paid at the rate of Employee's base salary under Section 3.1 hereunder.

               3.3.4 If at any time during which Employee is a director, executive officer or employee of the Company or any of its subsidiaries, the Company proposes to file a registration statement under the Securities Act of 1933, as amended, relating to an underwritten or "best efforts" public offering of Common Stock of the company, other than an offering by the Company in which no selling stockholders participate, at least 30 days before filing that registration statement, the Company will notify Employee of the Company's intention to file the registration statement and the Company will include in the registration statement any shares of the Company's Common Stock then owned by Employee or an entity with which Employee is affiliated which Employee requests be included in the registration statement on the same terms and conditions as the other shares being sold, up to such number of Employee's shares as the managing underwriter or selling agent, if any, of the proposed public offering states in writing to

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Employee to be the maximum number of Employees' shares which the managing underwriter or selling agent, if any, has determined can be included in the public offering without adversely affecting the sale of the other shares to which the registration statement relates. If Employee, as well as affiliates of David G. Lasker and/or James N. Orth, desire to include shares in a registration statement, and if the managing underwriter or selling agent determines that the number of shares to be offered by selling shareholders must be reduced, any such reduction that affects Employee, Mr. Lasker and/or Mr. Orth shall be made pro-rata among them in accordance with the number of shares each beneficially holds in the Company at the time of the pro-ration.

          3.4 SALARY AND BENEFIT CONTINUATION. The Company will continue to pay to Employee compensation as provided in Section 3.1 hereunder at the full rate for a period of six months after Employee is declared permanently and totally disabled and unable to perform the duties of Executive Vice President of the Company. Thereafter, the Company will pay to Employee 25% of Employee's annual salary as provided in Section 3.1 hereunder for an additional 12 consecutive months or until the regular expiration (without regard to any automatic extension) of this Agreement, whichever is earlier. Furthermore, in the event of such permanent and total disability, the benefits described in
Section 3.3.1 will continue as if Employee had continued to render services pursuant to this Agreement throughout its term, and the benefits described in
Section 3.3.4 will continue in accordance with the terms of this Agreement.

          For purposes of this Section, the determination of whether or not Employee is declared permanently and totally disabled shall be made by Employee's physician, by written notice to the Board of Directors. In the event the Board of Directors disagrees with the determination by Employees' physician, the Board of Directors will appoint, at the Company's expense, another physician to make such determination. If the physician so appointed by the Board of Directors disagrees with the determination made by Employee's physician, then the two physicians shall appoint a mutually acceptable third physician, at the Company's expense, to make the final determination of whether Employee is permanently and totally disabled, which determination will be binding upon all parties hereto.

          3.5 CHANGE OF CONTROL COMPENSATION. If, pursuant to Section 5.2 hereof, Employee terminates this Agreement within six months of a Change of Control (as defined in Section 6.1 hereof), as severance pay and in lieu of any further salary for periods subsequent to the date of termination, Employee shall receive 2.99 times the sum of all amounts (collectively, "Change of Control Compensation") paid to Employee pursuant only to Sections 3.1 and 3.2 hereof during the five complete calendar years preceding the calendar year during which the Change of Control occurs (or such lesser number of calendar years in the event Employee has been employed by the Company for fewer than five such calendar years) divided by five (or such lesser number in the event Employee has been employed by the Company for fewer than five such calendar years). The following provisions shall apply for purposes of this Section 3.5:

               (a) The Change of Control Compensation paid to Employee during any partial calendar years of employment shall be annualized, and such annualized year shall be treated as a full calendar year.

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               (b)  Amounts payable to Employee pursuant to this Section 3.5 shall be paid without interest in 18 equal monthly installments (less applicable withholding) commencing on the first day of the first month after Employee's termination occurring after a Change of Control.

               (c) The amounts payable pursuant to this Section 3.5 shall not be reduced, offset or subject to recovery by the Company by reason of any amounts earned by Employee as the result of employment by another employer after the date of termination, or otherwise.

               (d) Any Change of Control Compensation due to Employee from the Company shall also include any stock options not yet granted pursuant to Section
3.9 hereunder.

          3.6  LIMITATION ON CHANGE OF CONTROL COMPENSATION.  Notwithstanding
Section 3.5 hereof, if any portion of the Change of Control Compensation provided for in this Agreement, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Internal Revenue Code), the payments and benefits due to the Employee shall be reduced, in such order of priority and amount as the Employee shall elect, to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. Notwithstanding anything in the foregoing to the contrary, any dispute or controversy regarding whether any payments under this Agreement must be reduced pursuant to this Section 3.6 shall be settled by an independent accounting firm acceptable to each of the parties hereto, or, if no such firm is acceptable to each party, each of the Employee and the Company shall select an accounting firm acceptable to it, and such accounting firms shall together designate an independent accounting firm to settle such dispute or controversy, and such settlement shall be binding upon both parties. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

          3.7 AUTO AND CELL PHONE EXPENSES. The Company shall pay to Employee $500 per month as an automobile allowance, and shall reimburse Employee for service, maintenance and business use gasoline charges. In addition, the Company shall reimburse Employee for the monthly service charges for one cellular telephone and the charges for reasonable business use of the cellular telephone.

          3.8 REPURCHASE OF STOCK BY THE COMPANY. The Company shall be required to repurchase, at Employee's election, all or a portion of the Company's shares owned by Employee at the commencement of this Agreement at their fair market value as specified in Section 3.8.1. Further, the Company shall have the option to repurchase, at the Company's election, all or a portion of the Company's shares owned by Employee at the commencement of this Agreement at the price Employee paid for such shares as specified in Section 3.8.2

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               3.8.1     AT FAIR MARKET VALUE

                    (a) If (i) Employee is terminated without "Cause" (as defined in Section 5.1(a)) during the Term, (ii) Employee terminates his employment within six months of a Change of Control (as defined in Section 6.1),
(iii) Employee terminates his employment within one year of a Change in Location (as defined in Section 6.2), or (iv) Employee terminates his employment as a result of the Company's breach of this Agreement within 3 months of said breach, then Employee may require the Company (to the extent that it is legally able to do so) to repurchase all or a portion of the Company's shares owned by Employee at the commencement of this Agreement at a per share price equal to Fair Market Value (as defined in Section 3.9). This right may be exercised only once and, if not exercised, will lapse 90 days after Employee's termination for the reasons specified in this section above.

                    (b) Employee may exercise his right under Section 3.8.1 by giving the Company written notice of his intent to require the Company to purchase a specified number of shares, stating in such notice a date (not less than 10 nor more than 30 days from the date of the notice) when Employee or his agent will deliver the appropriate stock certificate(s) to the Company or its transfer agent, duly endorsed for transfer, against payment by certified or cashier's check.

                    (c) Notwithstanding the provisions of Sections 3.8.1 and 3.8.2, the Company will be required to immediately and fully pay for the purchased shares from Employee only if the Company has sufficient reserves to fully and timely pay all of its debts as they become due. The Company may delay payment for the shares for up to two one-year periods; however, such delayed payments shall bear interest at ten percent per annum from the date deferred payment is elected by the Company until paid.

               3.8.2 AT PRICE EMPLOYEE PAID. If the Employee is terminated for "Cause" (as defined in Section 5.1(a)) during the Term of this Agreement, or if Employee voluntarily terminates his employment as set forth in Section 5.2(a) hereof, the Company shall have the right, but not the obligation, to purchase the Company's shares owned by Employee at the commencement of this Agreement as follows:

          Amount of Employee's
               Common Stock             If Terminated Before
               ------------             --------------------
                Up to 75%               January 1, 1999
                Up to 50%               January 1, 2000
                Up to 25%               End of Initial Term

               The purchase price per share shall be the price per share that Employee paid for the stock. This right will lapse if not exercised within 30 days of Employee's termination.

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          3.9. STOCK OPTIONS.  As of the Effective Date of the Acquisition, and
on the first and second anniversaries thereof, in addition to any options granted to Employee pursuant to the Company's 1997 Stock Option and Incentive Plan, the Employee shall be granted the following options to purchase the Company's common stock:


  Date of Grant                       Number of shares     Exercise Price/Share
  -------------                       ----------------     --------------------
  Acquisition Effective Date               10,000                 $10.00
  First Anniversary of                     10,000           Fair Market Value
    Acquisition Effective Date
  Second Anniversary of                    10,000           Fair Market Value
    Acquisition Effective Date


          "Fair Market Value" shall be the closing price of the Company's common stock on the national exchange on which it is traded on the trading day before the options are granted. If the Company's common stock is not traded on a national exchange, Fair Market Value shall be determined in good faith by the Board of Directors.

          Each group of options will be exercisable as follows: 3,333 shares immediately, 3,333 shares on the first anniversary of grant; and 3,334 shares on the second anniversary of grant. If the Company does not renew this Agreement after the end of the Initial Term, unvested options granted herein shall vest on the expiration of the Initial Term. To the extent not exercised, options granted pursuant to this Section 3.9 shall expire ten years from the date of grant.

          The options granted hereby shall not be transferrable without the consent of a majority of the Board of Directors of the Company; provided that such options may be transferred by will or to a revocable living trust for estate planning purposes. If any options are so transferred, they will not be transferred by the transferee without the written consent of the Board of Directors.

     4.   NON-COMPETITION/UNFAIR COMPETITION.

          4.1 NON-COMPETITION. During the term of Employee's employment under this Agreement, Employee will not knowingly, directly or indirectly, engage or participate in any business that is in competition with the business of the Company. The foregoing obligation of Employee not to compete with the Company shall not prohibit (i) Employee from owning or purchasing any corporate securities of any corporation or other entity that are regularly traded on a recognized stock exchange or over-the-counter market so long as Employee does not own, in the aggregate, five percent or more of the voting equity securities of any such corporation or other entity, or (ii) Employee from continuing to own interests in existing real estate projects in which he has investments.

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          4.2  UNFAIR COMPETITION.  The Company treats certain information as confidential information (the "Confidential Information"). Employee acknowledges and agrees that the sale or unauthorized use or disclosure of any Confidential Information obtained by Employee during his employment with the Company constitute unfair competition. Employee promises and agrees not to engage in unfair competition with the Company during the term of this Agreement and thereafter.

     5.   TERMINATION PROVISIONS.

          5.1 TERMINATION BY COMPANY. This Agreement may be terminated by the Company only as provided in this Section and for no other cause or reason:

               (a) The Company may terminate Employee's employment under this Agreement upon 90 days' advance written notice by a vote of the Board of Directors (excluding Employee but including a majority of the non-employee directors). If such termination is other than for "Cause" (as defined herein), the Company will pay to Employee (or his estate) the then applicable base salary Employee would have been entitled to receive under Section 3.1 hereunder for the remaining term of this Agreement, regardless of re-employment, if any, as if Employee's employment had continued in full through the termination date then in effect (without giving effect to any future automatic annual extensions) and Employee had rendered services through that date, payable as and when such salary would have been due but no less than one year's salary as of the date of termination. If such termination is for "Cause" (as defined herein), to the extent permitted by law, Employee's compensation and benefits shall terminate as of the date the termination becomes effective. For purposes of this Agreement, "Cause" shall mean and be limited to the following events: (i) an act of fraud, embezzlement or similar conduct by Employee involving the Company; (ii) any action by Employee involving the arrest of Employee for violation of any criminal statute constituting a felony or misdemeanor involving moral turpitude if the Board reasonably determines that the continuation of Employee's employment after such event would have an adverse impact on the operations of the Company or its reputation in the financial community; (iii) gross misconduct or habitual negligence in the performance of Employee's duties; (iv) an act constituting employment discrimination, sexual harassment or a breach of Employee's fiduciary duty to the Company under the Delaware General Corporation Law; (v) a continuing, repeated willful failure or refusal by Employee to perform his duties; provided, however, that termination shall not be deemed to be for Cause under this subclause (v) unless Employee shall have first received written notice from the Board advising Employee of the specific acts or omissions alleged to constitute a failure or refusal to perform and such failure or refusal to perform continues after Employee shall have had a reasonable opportunity to correct the acts or omissions cited in such notice; or (vi) competition by Employee with the Company or its subsidiaries in violation of
Section 4 thereof.

               (b) Except to the extent necessary to give effect to Sections 5.1(a) and 5.2, this Agreement will terminate upon the death of Employee.

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               (c)  Except as otherwise provided in Section 3.4, this Agreement will terminate as of the date Employee is declared permanently and totally disabled and unable to perform the duties assigned to him.

               (d) If the Company terminates this Agreement, Employee's employment relationship with any of the Company's subsidiaries shall be deemed terminated as of the same time.

          5.2 TERMINATION BY EMPLOYEE. This Agreement may be terminated by Employee upon 30 days' prior written notice as set forth below:

               (a) If Employee's termination is voluntary and not for any of the reasons set forth in Sections 5.2(b) or (c), the Company shall have no further liability to Employee upon such termination except those liabilities that might arise with respect to the Company's stock under Section 3.9 hereof.

               (b) If Employee's termination occurs within one year from the Company's breach of the Agreement, or occurs within one year of a Change of Location (as defined in Section 6.2), Employee's compensation shall be determined under Section 5.1(a) as if such termination was without "Cause."

               (c) If Employee's termination occurs within six months from a Change of Control (as defined in Section 6.1), Employee's compensation will be governed by Section 3.5 hereof. If negotiations that result in a Change of Control are occurring with less than 6 months remaining until the end of the Initial Term or any Extended Term of this Agreement, then the provisions governing Employee's Change of Control Compensation under this Section 5.2 and
Section 3.5 hereof shall survive this Agreement.

     6.   DEFINITIONS.

          6.1 CHANGE OF CONTROL. For purposes of this Agreement, a Change of Control of the Company shall mean any of the following events:

               (a) A sale of 50% or more of the Company's common stock beneficially owned by David G. Lasker or James N. Orth, and their respective affiliates, to a single person or entity in which sale Employee is not offered an opportunity to sell his common stock in the Company to such person or entity on the same basis as Mr. Lasker or Mr. Orth, or their respective affiliates;

               (b) The acquisition by any person or entity, including any current shareholder of the Company, working in concert with David G. Lasker or James N. Orth, of securities of the Company resulting in such person's owning of record or beneficially 40% or more of the voting securities of the Company in which transaction Employee does not participate;

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               (c)  A merger, consolidation or other combination, or sale of substantially all of the assets of the Company, the result of which is either
(A) the ownership by shareholders of the Company of less than 51% of the voting securities of the resulting or acquiring entity having the power to elect a majority of the Board of such entity and the power to preserve such power to elect, or (B) the Company having no substantial operating business; or

               (d) A change in the membership in the Board which, taken in conjunction with any other prior or concurrent changes, results in 50% or more of the Board's membership being persons not nominated by management in the Company's then most recent form of nomination, excluding changes resulting from substitutions for retirement or death or for removal or resignation due to demonstrated disability.

          Notwithstanding anything in the foregoing to the contrary, no Change of Control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in the Employee, or a group of persons or entity which includes the Employee, acquiring, directly or indirectly, 40% or more of any class of voting securities of the Company.

          For purposes of Section 6.1, the terms "person" and "beneficial owner" have the meanings set forth in Regulation 13D under the Securities Exchange Act of 1934, as such Regulation exists on the date hereof, and the term "voting security" includes any security that has, or may have upon an event of default or in respect to any transaction, a right to vote on any matter upon which the holder of any class of common stock of the Company would have a right to vote.

          For purposes of subsection (a) through (d) above, such Change of Control shall include any such applicable lesser standard prescribed by Section 280(G) of the Internal Revenue Code or regulations issued or proposed thereto.

          6.2 CHANGE IN LOCATION. For purposes of this Agreement, the term "Change of Location" means any change of the headquarters operations of the Company to a place outside of Orange County, California, or the requirement that Employee spend more than 50% of his business time for the Company at locations outside of Orange County, California.

     7.   AMERICAN FAMILY COMMUNITIES, INC. ("AFC")

          7.1 Real estate operations shall be conducted by AFC or such entities as the Company's Board determines to be appropriate.

          7.2 Subject to the direction of Affects Board of Directors, Employee's responsibilities shall include but not be limited to having authority over staff selections, compensation and terminations provided (i) consultation has been conducted with and consideration given to any input from David Lasker and James Orth, and (ii) the total annual dollar amounts for such staff compensation are reasonably within the short- and long-term business plans developed under the direction of Employee and approved by the AFC Board and
(iii) members of the staff are reasonably qualified to fill the positions for which they are hired.

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          7.3  Employee shall consult with and appropriately integrate any input from David Lasker and James Orth in order to be accountable for the development of short-term and long-term business plans and budgets relating to AFC and its subsidiaries. Employee shall be responsible for presenting such plans and budgets to AFC's Board, which may direct Employee to develop alternate business or development plans, make adjustments to previously approved plans or direct Employee to hire outside consultants to do the same under Employee's direction. All such planning ("Approved Business Plan Objectives") shall be under the direction of the Employee subject to on-going consultation with David Lasker and James Orth and the approval of AFC's Board.

     8. INDEMNIFICATION. As an officer, and if so elected, a director, of the Company and any of its subsidiaries or affiliates, Employee shall be indemnified by the Company and any of its subsidiaries or affiliates to the fullest extent permitted by applicable law. To the extent necessary and permissible, such indemnification will protect Employee from prior operations of properties acquired by the Company or any of its subsidiaries or affiliates.

     9.   OTHER PROVISIONS.

          9.1 NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder will be in writing and will be deemed to have been duly given if personally delivered or sent by telecopier or sent by prepaid telegram or first class mail, postage prepaid, registered or certified, as follows:

          If to Employee:     L.C. "Bob" Albertson, Jr.
                              1811 2 West Bay Ave.
                              Newport Beach, Ca. 92663

          If to Company:      4220 Von Karman Avenue
                              Suite 110
                              Newport Beach, California 92660
                              Attention:  President

          Either party may change the address to which such communications are to be delivered by giving written notice to the other party. Any notice personally given will be deemed received upon delivery to the address designated, any notice by mail as provided in this paragraph will be deemed given on the third business day following such mailing, and any notice given by telecopier or telegram as provided herein will be deemed delivered on the business day following the transmission by telecopier or the delivery of such notice to the telegraph company for transmission.

          9.2 ATTORNEYS' FEES. In the event of a dispute between any or all of the parties hereto, or in the event either party seeks to enforce this Agreement, the prevailing or successful party in a court or arbitration determination shall be entitled to have its reasonable attorneys' fees and costs reimbursed by the other party.

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          9.3  GOVERNING LAW.  This Agreement shall be construed in accordance with, and governed by, the laws of the State of California and performable in Orange County, California.

          9.4 ENTIRE AGREEMENT. This Agreement contains all of the terms and conditions agreed upon by the parties hereto with reference to the subject matter hereof and supersedes any and all prior written or verbal agreements. This Agreement may not be modified except by a written instrument executed by both parties or their permitted successors in interest, if any.

          Each and every term of this Agreement will be valid and enforced to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.


                                   /s/ L.C. "BOB" ALBERTSON, JR.
                                   -----------------------------------------
                                   L.C. "Bob" Albertson, Jr.
                                   (the "Employee")

                                   AMERICAN FAMILY HOLDINGS, INC.
                                   (the "Company")



                                   By  /s/ DAVID G. LASKER
                                       -------------------------------------
                                       David G. Lasker
                                       President & Co-Chairman

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